American Century World Mutual Funds, Inc.
Exhibit 77P
For the six months ending 5/31/2008

Fund                      Issuer        Ticker          Principal Amount       Amount Purchased         Trade Date

GLGR                      Visa Inc.     V                    $ 17,864,000,000  $   661,276.00           3/18/2008

Fund                      Issuer        Ticker     Price      Underwriter    Underwriting Spread  Currency      Underwriting Spread

GLGR                      Visa Inc.     V          $44.0000      JPMS            2.800%           USD                   $1.232